UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 24, 2005 (June 20, 2005)

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6322 South 3000 East, Suite 100

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 24, 2005 Overstock.com, Inc. (the “Company”) entered into a definitive Stock Purchase Agreement (the “Stock Purchase Agreement”) with Ski West, Inc. (“Ski West”) and all of its shareholders (the “Shareholders”).  The Stock Purchase Agreement provides for the Company’s purchase of all of the outstanding capital stock of Ski West for an aggregate of $25 million, subject to reduction under certain circumstances.  The closing is expected to occur on July 1, 2005.  A copy of the Stock Purchase Agreement is filed as Exhibit 99.1 to this Report on Form 8-K.

The Stock Purchase Agreement superseded a letter of intent the Company had entered into on June 20, 2005 with Ski West and certain of the Shareholders.  The letter of intent is also described in this Report on Form 8-K, but is no longer in effect.

The Stock Purchase Agreement contains representations and warranties of the parties, covenants, conditions to closing, indemnification provisions, non-competition agreements and other customary provisions.  The Stock Purchase Agreement also provides that Shareholders Jonathan Cardella and James Moyle (the “Founders”) will be responsible for continuing to manage the Ski West business after the acquisition.  The Stock Purchase Agreement further provides that after the closing, the Company will cause Ski West to create an annual bonus pool tied to the performance of Ski West, and that the Founders, in their sole discretion, will have the right to allocate the bonus pool among themselves and the employees of Ski West.  The Stock Purchase Agreement provides that the bonus pool will consist of a percentage of the operating profit of the Ski West business as follows:

(1)  Year 1 (July 1, 2005 – June 30, 2006): 50% of operating profit

(2)  Year 2 (July 1, 2006 – June 30, 2007): 33.3% of operating profit

(3)  Year 3 (July 1, 2007 – June 30, 2008): 20% of operating profit

(4)  Year 4 (July 1, 2008 – June 30, 2009): 10% of operating profit

On June 20, 2005 the Company entered into a letter of intent with Ski West and the Founders contemplating the purchase by the Company of all of the outstanding shares of capital stock of Ski West.  The letter of intent contemplated that the Company would pay $25 million in cash upon the closing of the acquisition and contemplated the material provisions of the Stock Purchase Agreement.  The letter of intent contemplated that it created binding obligations.  The letter of intent was superseded by the Stock Purchase Agreement described above.  A copy of the letter of intent is filed as Exhibit 99.2 to this Report on Form 8-K, but is no longer in effect.

There is no material relationship between the Company or its affiliates and any of the parties to the Stock Purchase Agreement or to the letter of intent other than in respect of the Stock Purchase Agreement and the letter of intent.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is hereby made to the information set forth under Item 1.01 above.

Item 7.01  Regulation FD Disclosure

On June 24, 2005, the Company issued a press release regarding the matters discussed in Item 1.01 above.  The press release is attached as Exhibit 99.3.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits.

Exhibit 99.1	Stock Purchase Agreement among Overstock.com, Inc., Ski West, Inc. and all of its Shareholders dated June 24, 2005

Exhibit 99.2	Letter of Intent among Overstock.com, Inc., Ski West, Inc. and certain of its Shareholders dated June 20, 2005

Exhibit 99.3	Press release dated June 24, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/David K. Chidester
David K. Chidester
Senior Vice President, Finance

Date: June 24, 2005